INDEMNITY AGREEMENT

INDEMNITY AGREEMENT (this "Agreement") made as of January 28, 2010 from FOUNDRY PARK I, LLC, a Virginia limited liability company, having an address and chief executive office at 330 South Fourth Street, Richmond, Virginia 23219 ("Borrower"), and NEWMARKET CORPORATION, a Virginia corporation having an address and chief executive office at 330 South Fourth Street, Richmond, Virginia 23219 ("Guarantor"; Borrower and Guarantor, jointly and severally, individually and collectively, "Indemnitor"), to PB CAPITAL CORPORATION ("PB Capital") and such other lenders as may become "Lenders" (as such term is defined in the Loan Agreement, as hereinafter defined; PB Capital and such other lenders, each, a "Lender" and collectively, "Lenders").

Preliminary Statement

WHEREAS, Borrower is the owner of a fee interest in real property located at 501 South Fifth Street, Richmond, Virginia, as more particularly described in SCHEDULE A attached hereto (said real property, together with any real property hereafter encumbered by the lien of the Deed of Trust (as defined below), being herein collectively called the "Land"; the Land, together with all improvements now or hereafter located on the Land, being herein collectively called the "Property");

WHEREAS, Lenders are prepared to make and Borrower will accept a loan in the aggregate amount of up to $68,400,000 (the "Loan") pursuant to a Loan Agreement (as the same may hereafter be amended, modified or supplemented, collectively, the "Loan Agreement") dated as of the date hereof among Borrower, as Borrower, and PB Capital, as Lender, and PB Capital, as Administrative Agent for Lenders (PB Capital, in such capacity, together with its successors in such capacity, "Administrative Agent"; Administrative Agent and Lenders, each an "Indemnified Party"), which Loan is evidenced by one or more notes in an aggregate principal amount equal to the principal amount of the Loan (as the same may hereafter be amended, modified, extended, severed, assigned, renewed or restated, and including any substitute or replacement notes executed pursuant to the Loan Agreement, collectively, the "Note"), and secured by, among other things, a Deed of Trust, Assignment of Leases and Rents and Security Agreement (together with all amendments, modifications, consolidations, increases, supplements and spreaders thereof, collectively, the "Deed of Trust") encumbering the Property (the Loan Agreement, the Deed of Trust, the Note, and any other documents or instruments evidencing or securing the Loan, as amended or modified from time to time, being herein sometimes called the "Loan Documents");

WHEREAS, as a condition to making the Loan, Lenders require Indemnitor to provide certain indemnities, as set forth below, concerning any existing or future hazardous or toxic materials, wastes and substances (including without limitation asbestos, polychlorinated biphenyls and petroleum products) that are defined, determined or identified as such in any Environmental Laws (as hereinafter defined) (such hazardous or toxic materials, wastes and substances being herein collectively referred to as "Hazardous Materials"); as used in this Agreement, the term "Environmental Laws" means any applicable federal, state and local laws, rules, regulations and ordinances relating to human health or the environment or relating to Hazardous Materials (whether now existing or hereafter enacted or promulgated) and any judicial or administrative interpretation thereof, including any applicable judicial or administrative orders, judgments, writs, injunctions, decrees, determinations and awards; and

WHEREAS, to induce Lenders to consummate the above described transaction and to lend the indicated amount to Borrower, Indemnitor has agreed to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants and covenants to Lenders and Administrative Agent (the undersigned being jointly and severally liable hereunder) as follows:

    Indemnitor covenants and agrees, at its sole cost and expense, to indemnify, protect and save each Indemnified Party harmless against and from any and all actual damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses (including, without limitation, attorneys' and experts' reasonable fees and disbursements) of any kind or of any nature whatsoever that may at any time be imposed upon, incurred by or asserted or awarded against any Indemnified Party and arising from or out of:

    (A) any Hazardous Materials on, in, under or affecting all or any portion of the Property or its immediate surrounding areas (and subject to the limitations hereafter provided), or

    (B) the enforcement of this Agreement or the assertion by Indemnitor of any defense to its obligations hereunder (except the successful defense of actual performance not subject to further appeal),

    whether any of such matters arise before or after foreclosure of the Deed of Trust or other taking of title to all or any portion of the Property by or on behalf of Lenders (collectively, the "Indemnified Matters"), except to the extent due to the gross negligence, willful misconduct, bad faith or an illegal act of Lenders or Administrative Agent. Except as otherwise limited by this Agreement, Indemnified Matters shall include, without limitation, all of the following: (i) the costs of removal of any and all Hazardous Materials from all or any portion of the Property or its immediate surrounding areas, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the Property into the air, any body of water, any other public domain or its immediate surrounding areas and (iii) costs in connection with compliance with all Environmental Laws regarding all or any portion of the Property or its immediate surrounding areas (all removal work referred to in clause (i) above, all work and other actions to take precautions against release referred to in clause (ii) above and all work and other actions performed in order to comply with applicable Environmental Laws referred to in clause (iii) above being herein collectively called "Corrective Work"). Lenders' and Administrative Agent's rights under this Agreement shall be in addition to all their rights under the Loan Documents, and payments by Indemnitor under this Agreement shall not reduce Indemnitor's obligations and liabilities under any of the Loan Documents. Notwithstanding anything to the contrary contained herein, the indemnity provided for under this Agreement with respect to immediate surrounding areas shall not extend to the costs of Corrective Work on, in, under or affecting any such immediate surrounding areas if the applicable Hazardous Materials did not originate from any portion of the Property, unless the removal of any Hazardous Materials on, in, under or affecting such immediate surrounding areas is required of Borrower or the owner of the Property by Environmental Laws or by order or directive of any federal, state or local governmental authority in connection with the Corrective Work on, in, under or affecting any portion of the Property.

    Lenders and Administrative Agent hereby agree with Indemnitor that, prior to any Lender or Administrative Agent taking any of the actions described in clauses (x) and (y) below, and prior to any obligation of Indemnitor to reimburse any Indemnified Party or satisfy any Claims (as defined below) pursuant to this Agreement, Indemnitor may, at its sole cost and expense, (x) contest the assertion by any governmental authority or any third party of any obligation or liability affecting Indemnitor, any Indemnified Party or all or any portion of the Property or surrounding areas for performance of any Corrective Work and (y) perform any Corrective Work, provided that at all times all of the following conditions are satisfied in all material respects:

    (A) no Event of Default exists (as defined in the Deed of Trust and the Loan Agreement), and Lenders have not commenced or completed foreclosure or a sale under power of sale or accepted a deed in lieu of foreclosure or otherwise taken title to all or any portion of the Property,

    (B) the collateral for the Loan shall not be impaired in more than a de minimis manner in the reasonable judgment of Administrative Agent, and Lenders and Administrative Agent (and their respective agents, servants, employees and contractors) shall not be subject to any criminal or other penalties, costs or expenses, by reason of such contest or the performance of such Corrective Work or any delays in connection therewith,

    (C) Indemnitor shall notify Administrative Agent within ten (10) Business Days after commencement of any such contest or Corrective Work, and shall give Administrative Agent a monthly report, during the period of such contest or the performance of such Corrective Work, on Indemnitor's progress with respect thereto, and shall promptly give Administrative Agent such other information with respect thereto as Administrative Agent shall reasonably request,

    (D) with respect to contests, any such contest shall be instituted promptly after Indemnitor obtains actual knowledge of an action, suit, proceeding or governmental order or directive that asserts any obligation or liability affecting Indemnitor, any Indemnified Party or all or any portion of the Property or the immediate surrounding areas, and such contest shall at all times be diligently prosecuted until a final judgment is obtained that negates such assertion of obligation or liability,

    (E) with respect to contests, Lenders and/or Administrative Agent, at their expense, shall have the right (but not the obligation) to join in any action or proceeding in which Indemnitor contests any such assertions by any governmental authorities or third parties,

    (F) with respect to Corrective Work, any such Corrective Work shall be instituted promptly after the later to occur of: (i) a determination by the applicable judicial or administrative authority that the contest is unsuccessful, which determination is not, or ceases to be, subject to further appeal or (ii) Indemnitor obtains actual knowledge of any Hazardous Materials on, in, under or affecting the Property or (when applicable) any immediate surrounding areas, and such Corrective Work shall at all times be diligently prosecuted until all such Hazardous Materials are removed and properly and lawfully disposed of, and

    (G) with respect to any Corrective Work, Indemnitor shall, not less than fifteen (15) days prior to commencement of such Corrective Work, submit to Administrative Agent for its review reasonably detailed plans for such Corrective Work, and Indemnitor shall comply with the plans submitted to Administrative Agent in performing such Corrective Work, provided that in the event of an emergency, or if such Corrective Work is otherwise required by Environmental Laws to begin prior to the timing of the submission of the plan set forth in this clause (G), Indemnitor may commence such Corrective Work without submitting such plans to Administrative Agent, it being agreed that Indemnitor shall as soon as reasonably practicable, submit such plans to Administrative Agent.

    So long as all of such conditions are satisfied in all material respects at all times, Lenders and Administrative Agent further agree that they will not enter into any settlement agreement binding upon Indemnitor without its prior written consent; Indemnitor agrees that in any event, its consent to any such settlement agreement shall not be unreasonably withheld or delayed.

      (i) Promptly after the receipt by Administrative Agent of written notice of any demand or claim or the commencement of any action, suit or proceeding in respect of any of the Indemnified Matters (a "Claim"), Administrative Agent shall notify Indemnitor thereof in writing; which notice shall include all documents and information in the possession of or under the control of an Indemnified Party relating to such Claim and shall specifically state that indemnification for such Claim is being sought under this Agreement. The failure by Administrative Agent promptly to give such notice shall not limit or affect such Indemnified Party's rights to be indemnified pursuant to this Agreement unless such failure materially and adversely affects Indemnitor's defense of the Claim. For the purposes hereof, it is agreed that notice of the Claim given by Administrative Agent within thirty (30) days after its receipt of the Claim shall be conclusively deemed to not materially and adversely affect Indemnitor's defense of the Claim unless such Claim requires a response within thirty (30) days of receipt and no extension is obtained by Administrative Agent.

      (ii) Upon receipt of such notice of Claim (together with such documents and information from Administrative Agent and such Indemnified Party), as provided in Section 2(b)(i) hereof, Indemnitor shall, at its sole cost and expense, in good faith defend any such Claim with counsel reasonably satisfactory to Administrative Agent and such Indemnified Party (it being understood that Hunton & Williams LLP and any other counsel selected by Indemnitor's insurance carrier shall be deemed to be acceptable to Administrative Agent and such Indemnified Party provided such insurer is an acceptable insurer under the Loan Documents or otherwise was accepted by Administrative Agent as an insurer) which counsel may, without limiting the rights of Administrative Agent and such Indemnified Party pursuant to the next succeeding sentence of this Section 2(b)(ii) also represent Indemnitor in such investigation, action or proceeding. In the alternative, such Indemnified Party may elect to conduct its own defense through counsel of its own choosing and at the reasonable expense of Indemnitor, if (A) such Indemnified Party reasonably determines that its interests and the interests of Indemnitor are wholly or partially in conflict, (B) Indemnitor refuses to defend, or (C) Indemnitor has failed, in such Indemnified Party's reasonable judgment, to defend the Claim in good faith (unless such Claim is being defended by an acceptable insurer under the Loan Documents or otherwise was accepted by Administrative Agent as an insurer).

      (iii) Indemnitor may settle any Claim against an Indemnified Party without such Indemnified Party's consent, provided (i) such settlement is without any liability, cost or expense whatsoever to such Indemnified Party, (ii) the settlement does not include or require any admission of liability or culpability by such Indemnified Party under any federal, state or local statute or regulation, whether criminal or civil in nature and (iii) Indemnitor obtains an effective written release of liability for such Indemnified Party from the party to the Claim with whom such settlement is being made, which release must be reasonably acceptable to such Indemnified Party, and, if the release is in conjunction with a litigated Claim, a dismissal with prejudice with respect to all claims made by the party against such Indemnified Party in connection with such Claim.

      (iv) Administrative Agent and such Indemnified Party shall reasonably cooperate with Indemnitor, at Indemnitor's sole cost and expense, in connection with the defense or settlement of any Claim in accordance with the terms hereof.

      (v) If Indemnitor refuses to defend any Claim as required by this Agreement (except for a Claim that is being defended by Indemnitor's insurance carrier, which shall not be considered a refusal to so defend) and such Indemnified Party elects to defend such Claim by counsel of its own choosing, as set forth herein, Indemnitor shall be responsible for any good faith settlement of such Claim entered into by such Indemnified Party. If such Indemnified Party reasonably determines that its interests and the interests of Indemnitor are wholly or partially in conflict, as provided in Section 2(b)(ii)(A) hereof, and elects to defend such Claim by counsel of its own choosing, Indemnitor shall be responsible for any reasonable settlement of such Claim entered into by such Indemnified Party. Except as provided in this Section 2(b)(v), no Indemnified Party may pay or settle any Claim and seek reimbursement therefor under this Agreement.

      It is expressly understood and agreed that failure by Lenders or Administrative Agent to object to any actions taken by Indemnitor shall not be construed to be an express or implied approval by Lenders or Administrative Agent of such actions. It is further expressly understood and agreed that this Agreement shall not be construed as creating any obligation for Lenders or Administrative Agent to initiate any contests of the nature described in Section 2(a), to review any plans for Corrective Work or to perform, or review Indemnitor's or any other party's performance of, any Corrective Work.

    The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Loan Documents. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by any of the Loan Documents, (ii) any sale, assignment or foreclosure of the Note or Deed of Trust or any sale or transfer of all or part of the Property, except to the extent provided herein, (iii) the accuracy or inaccuracy of any representations or warranties made to Lenders or Administrative Agent under any of the Loan Documents, (iv) the release of Borrower or any other person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the Loan Documents by operation of law, Lenders' voluntary act, or otherwise, (v) the release or substitution in whole or in part of any security for the Note, (vi) the failure of the Deed of Trust to be recorded or any UCC financing statements to be filed (or the improper recording or filing of any thereof) or any failure to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note, (vii) the invalidity, irregularity or unenforceability, in whole or in part, of the Note, Deed of Trust or other Loan Documents, or (viii) any other action or circumstance whatsoever which constitutes, or might be construed to constitute, a legal or equitable discharge or defense of Borrower or others for their obligations under any of the Loan Documents or of Indemnitor for its obligations under this Agreement; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.

    To the extent permitted by applicable law, Indemnitor waives any right or claim of right to cause a marshalling of Borrower's assets or to cause Lenders to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; to the extent permitted by applicable law, Indemnitor agrees that any payments required to be made hereunder shall become due on demand; Indemnitor expressly waives and relinquishes all rights, remedies and defenses now or hereafter accorded by applicable Environmental Laws to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have; provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever that may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights, including, without limitation, any claim that such subrogation rights were abrogated by any acts of any Lender or Administrative Agent. Indemnitor hereby agrees to postpone the exercise of any and all rights of subrogation to the rights of Lenders and Administrative Agent against Indemnitor hereunder and any rights of subrogation to any collateral securing the Loan until the Loan shall have been paid in full.

    No delay on Lenders' or Administrative Agent's part in exercising any right, power or privilege under any of the Loan Documents shall operate as a waiver of any such privilege, power or right.

    Any Indemnitor, or any other party liable upon or in respect of this Agreement or the Loan, may be released without affecting the liability of any party not so released.

    Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Indemnitor, Lenders, Administrative Agent and their respective heirs, personal representatives, successors and permitted assigns, including, as to Lenders, without limitation, any holder of the Note and any nominee of Lenders (other than a nominee unaffiliated with Administrative Agent or Lenders) that acquires all or part of the Property or Borrower's interests therein by any sale, assignment or foreclosure under the Deed of Trust, by deed or other assignment in lieu of foreclosure, or otherwise. Notwithstanding the foregoing, Indemnitor, without the prior written consent of Lenders in each instance, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder.

      The rights of Lenders under this Agreement shall not inure to the benefit of (i) any purchaser of the Property at a foreclosure sale or sale pursuant to a power of sale under the Deed of Trust, (ii) any person or entity taking title to the Property by deed in lieu of foreclosure or (iii) any successor or assign of any purchaser, person or entity described in clauses (i) and (ii) above, except that Lenders' rights shall inure to the benefit of a party described in clauses (i), (ii) and (iii) above if such party is Administrative Agent, any or all of Lenders (including any of their respective successors or permitted assigns as holder of the Note) or any nominee of Lenders (other than a nominee unaffiliated with Administrative Agent or Lenders). Notwithstanding any ownership by Administrative Agent, any or all of Lenders (including any of their respective successors or permitted assigns as holder of the Note) or any nominee of Lenders at any time of all or any portion of the Property, in no event shall Administrative Agent, any or all of Lenders (including any of their respective successors or permitted assigns as holder of the Note), or any nominee of Lenders be bound by any obligations or liabilities of Indemnitor established by this Agreement.

    (a) Indemnitor's obligations to Indemnified Parties under this Agreement shall continue notwithstanding a foreclosure, deed in lieu of foreclosure or similar proceeding or transaction involving the Property or any part thereof, or other exercise by Administrative Agent of the other remedies under the Loan Documents, at law or in equity; provided, however, that notwithstanding the foregoing, the liabilities and obligations of Indemnitor hereunder shall not apply to the extent that Indemnitor can reasonably demonstrate that such liabilities and obligations arose solely from Hazardous Materials that (i) were not present on or a threat to the Property prior to the date that Indemnified Party or its nominee acquired title to the Property, whether by foreclosure, exercise of power of sale or otherwise and (ii) were not the result of any gross negligence or willful misconduct of Indemnitors or any of any Indemnitor's Affiliates.

    (b) Notwithstanding the provisions of Section 8(a) hereof, Indemnitor agrees that it shall continue to be liable and shall pay for any and all litigation costs and expenses indemnifiable pursuant to Section 2 of this Agreement (including, without limitation, attorneys' and experts' reasonable fees and disbursements) incurred by any Indemnified Party in connection with any Claims which may thereafter be asserted against any Indemnified Party arising from or out of any Hazardous Materials existing on, in, under or affecting all or any portion of the Property or any immediate surrounding areas with respect to which Indemnitor has indemnified Indemnified Party as provided above; provided, however, that the obligations of Indemnitor under this sentence shall not extend to the payment of judicial awards (except for awards for such aforementioned costs and expenses) that have been specifically rendered against any Indemnified Party in such litigation.

    This Agreement shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the obligations indemnified against hereby is rescinded or otherwise must be restored or returned by Administrative Agent or Lenders (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Indemnitor or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Indemnitor or any other person or for a substantial part of Indemnitor's or any of such other person's property, as the case may be, or otherwise, all as though such payment had not been made. Indemnitor further agrees that in the event that any such payment is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by or on behalf of Lenders in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement that are covered by Indemnitor's indemnification obligations under this Agreement.

    Indemnitor represents and covenants to Lenders and Administrative Agent that:

        it is duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has full power and authority to execute, deliver and perform this Agreement;

        there are no actions, suits or proceedings pending or, to the knowledge of a Responsible Officer (as such term is defined in the Loan Agreement) threatened against or affecting Indemnitor, at law, in equity or before or by any governmental authorities as to which there is a reasonable possibility of any adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect (as such term is defined in the Loan Agreement); to the knowledge of a Responsible Officer (as such term is defined in the Loan Agreement), it is in compliance with respect to any order, writ, injunction, decree or demand of any court or governmental authorities applicable to it, except where non-compliance could not reasonably be expected to result in a Material Adverse Effect;

        the consummation of the transactions contemplated hereby and the performance of this Agreement will not constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, or other instrument to which Indemnitor is a party or by which Indemnitor may be bound or affected, in each case as could reasonably be expected to result in a Material Adverse Effect; and

        Indemnitor is in compliance with, and the transactions contemplated by this Agreement do not and will not violate any provision of, or require any filing, registration, consent or approval under, any Environmental Laws presently in effect having applicability to Indemnitor except for filings that have been obtained or made and are in full force and effect; Indemnitor will comply promptly and in all material respects with all Environmental Laws now or hereafter in effect having applicability to it.

    Lenders and/or Administrative Agent shall, at all times, be free to independently establish to their satisfaction the existence or nonexistence of any fact or facts the existence or nonexistence of which is a condition of this Agreement.

    This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same instrument.

    All notices hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes when sent as provided in Section 8.04 of the Loan Agreement, if to Indemnitor at its address stated on the first page hereof, and if to Lenders or Administrative Agent, to PB Capital at 230 Park Avenue, New York, New York 10169, Attention: Real Estate Finance, or at such other address of which a party shall have notified the party giving such notice in writing in accordance with the foregoing requirements.

    No provision of this Agreement may be changed, waived, discharged or terminated except in accordance with Section 8.05 of the Loan Agreement.

    TO THE EXTENT PERMITTED BY LAW, INDEMNITOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO THIS INDEMNITY AGREEMENT, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT INDEMNITOR FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

    THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). INDEMNITOR AND ADMINISTRATIVE AGENT HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND INDEMNITOR HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO INDEMNITOR AT ITS ADDRESS INDICATED ON THE COVER PAGE HEREOF, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

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IN WITNESS WHEREOF, Indemnitor has caused this Agreement to be executed and delivered as of the date first written above.

FOUNDRY PARK I, LLC,
a Virginia limited liability company

By: NEWMARKET DEVELOPMENT CORPORATION, a Virginia corporation, its Manager

By /s/ Bruce R. Hazelgrove, III

Name: Bruce R. Hazelgrove, III

Title: Vice President

NEWMARKET CORPORATION,

a Virginia corporation

By /s/ David A. Fiorenza

Name: David A. Fiorenza

Title: Vice President, Principal Financial Officer and Treasurer

SCHEDULE A

Land Description

ALL that certain lot, piece or parcel of land with all improvements thereon and appurtenances thereunto belonging, situated in the City of Richmond, Virginia, containing 3.155 acres, as shown on that certain plat of survey prepared by Draper Aden Associates, dated October 3, 2009, entitled "ALTA/ACSM LAND TITLE SURVEY OF 3.155 ACRES OF LAND LOCATED AT THE NORTHWEST CORNER OF TREDEGAR AND SOUTH SEVENTH STREETS, MEADWESTVACO HEADQUARTERS, CITY OF RICHMOND, VIRGINIA" to which plat reference is hereby made for a more particular description of the property and being more particularly described as follows:

Beginning at a lead hub at the intersection of the western Right-Of-Way line of South 7th Street and the southern Right-Of-Way line of Byrd Street, said point being the remote point of beginning; thence along the western Right-Of-Way line of South 7th Street in a southerly direction 169.63 feet to a lead hub set, said lead hub being the true point and place of beginning; thence continuing along the western Right-Of-Way line of South 7th Street, S36-30-37W for a distance of 157.07 feet to a lead hub set; thence S36-56-07W for a distance of 29.93 feet to a brick nail set; thence S36-31-34W for a distance of 202.10 feet to a lead hub set; thence leaving the western Right-Of-Way line of South 7th Street and along a tangent curve to the right on the northern Right-Of-Way line of Tredegar Street for a distance of 19.43 feet, said curve having a radius of 23.26 feet, a chord of 18.87 feet at S60-27-39W to a brick nail set; thence continuing along the northern Right-Of-Way line of Tredegar Street the following courses: S84-23-44W for a distance of 9.34 feet to a point; thence along a curve to the left for a distance of 52.44 feet to a rod set, said curve having a radius of 70.00 feet and a chord of 51.22 feet at S62-56-06W; thence along a curve to the right for a distance of 46.36 feet to a brick nail set, said curve having a radius of 50.00 feet and a chord of 44.72 feet at S68-02-18W; thence N85-23-49W for a distance of 206.47 feet to a brick nail set; thence along a curve to the left for a distance of 5.73 feet to a point, said curve having a radius of 614.62 feet and a chord of 5.73 feet at N85-39-51W; thence leaving the northern line of Tredegar Street and along the lands of Foundry Park II LLC., the following courses: N37-11-22E for a distance of 251.52 feet to a point; thence N52-48-38W for a distance of 36.89 feet to a point; thence N37-11-22E for a distance of 355.64 feet to a p.k. nail set; thence leaving said lands and with the lands of the Federal Reserve Bank of Richmond, S53-44-53E for a distance of 270.87 feet to the point and place of beginning and containing 3.155 Acres.

BEING the same real estate conveyed to Foundry Park I, LLC, a Virginia limited liability company, by deed from Ethyl Corporation, a Virginia corporation, dated December 14, 2006, and recorded in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 06-43681.

TOGETHER WITH (i) that certain non-exclusive, perpetual easement of passage and use for vehicular and/or pedestrian ingress and egress, in common with the employees, invitees, guests, contractors (and their subcontractors) of Federal Reserve Bank of Richmond and the tenants (and their subtenants), if any, of the Federal Reserve Bank of Richmond Building (the "FBR Users"), over and across the Access Road and from the above described property to and from South 5th Street and South 7th Street, and (ii) that certain non-exclusive, perpetual easement of use, in common with the FRB Users, of the Common Elements located on the FBR Parcel as created and more particularly described in that certain Agreement of Easements, Covenants and Restrictions dated August 12, 2005, between Ethyl Corporation, a Virginia corporation and Federal Reserve Bank of Richmond, a United States Corporation, recorded on December 22, 2005, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 05-44873, as amended by that certain First Amendment to The Agreement of Easements, Covenants and Restrictions dated August 21, 2006, between Ethyl Corporation, a Virginia corporation and Federal Reserve Bank of Richmond, recorded on August 22, 2006, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 06-29024.

TOGETHER WITH those certain non-exclusive reciprocal easements over, through and across the Project Common Areas now or hereafter located within the FP II Parcel, including the right of access, as created and more particularly described in that certain Declaration of Restrictions dated August 6, 2007, between Foundry Park I, LLC, a Virginia limited liability company and Foundry Park II, LLC, a Virginia limited liability company, recorded on August 7, 2007, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 07-26995.

TOGETHER WITH that certain easement for lateral and subjacent support of an encroachment and maintenance of the encroachment, as created and more particularly described in that certain Encroachment and Easement Agreement dated October 22, 2009, between Foundry Park I, LLC, a Virginia limited liability company and Foundry Park II, LLC, a Virginia limited liability company, recorded on October 30, 2009, in the Clerk's Office of the Circuit Court of the City of Richmond, Virginia as Instrument No. 09-24255.